SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  December 10, 2003

SYS
(Exact Name of Registrant as Specified in Charter)

California	000-04169	95-2467354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5050 Murphy Canyon Road, Suite 200, San Diego, CA 92123
(Address of Principal Executive Offices) (Zip Code)

Registrant=s telephone number, including area code (858) 715-5500

(none)
(Former Name or Former Address, if Changed Since Last Report)

Item 4.  Changes in Registrant’s Certifying Accountant.

On December 3, 2003 the Board of Directors of SYS (the “Company”), upon the recommendation of its Audit Committee, elected to engage KPMG LLP (“KPMG”) to serve as the Company’s principal public accountants for fiscal year 2004.

On December 10, 2003, the Company was informed that it had been accepted as a client of KPMG.

On December 10, 2003, the Company notified its current accountants, J.H. Cohn LLP (“Cohn”), that they were being dismissed.  Cohn’s reports on the consolidated financial statements of the Company and its subsidiaries for the two most recent fiscal years ended June 30, 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to certainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended June 30, 2003 and the subsequent interim period through September 26, 2003, there were no disagreements between the Company and Cohn on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Cohn’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports; and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Cohn with a copy of the foregoing disclosures.  Attached as Exhibit 16 is a copy of Cohn’s letter, dated December 10, 2003, stating its agreement with such statements.

During the Company’s two most recent fiscal years ended June 30, 2003 and the subsequent interim period through September 26, 2003, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or  the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304 (a)(2)(i) and (ii) of Regulation S-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits

Exhibit 16 - Letter from J.H. Cohn LLP to the Securities and Exchange Commission dated December 10, 2003.

Item 9.  Regulation FD Disclosure

On December 17, 2003, the Company issued a press release related to the replacement of its principal public accountants.  The Company is furnishing the press release as Exhibit 99 hereto for informational purposes only pursuant to Regulation FD.

Exhibit 99 - Press release dated December 17, 2003 related to the replacement of the Company’s principal public accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

SYS
(Registrant)

Date: December 17, 2003	By:	/s/ Edward M. Lake
Edward M. Lake
Chief Financial Officer